Exhibit 10.1
FIRST AMENDMENT
TO THE AMENDED AND RESTATED SERIES 2002-A SUPPLEMENT
TO THE MASTER FACILITY AGREEMENT
          FIRST AMENDMENT, dated as of August 29, 2008 (“First Amendment”), among MARLIN LEASING CORPORATION, individually, and as the Servicer (in such capacity, the “Servicer”), MARLIN LEASING RECEIVABLES CORP. II, as the Obligors’ Agent (“MLR II”), MARLIN LEASING RECEIVABLES II LLC, as the Obligor (“MLR II LLC”), JPMORGAN CHASE BANK, N.A. (in such capacity, the “Agent”), and WELLS FARGO BANK, N.A. (the “Trustee”) to AMENDED & RESTATED SERIES 2002-A SUPPLEMENT to the MASTER LEASE RECEIVABLES ASSET-BACKED FINANCING FACILITY AGREEMENT.
          PRELIMINARY STATEMENT. Reference is made to the Amended & Restated Series 2002-A Supplement, dated as of March 15, 2006 (as amended, the “Series Supplement”), among the Servicer, MLR II, MLR II LLC, the Agent, and the Trustee to the Master Lease Receivables Asset-Backed Financing Facility Agreement, dated as of April 1, 2002 (as amended, the “Master Agreement”), among the Servicer, MLR II and the Trustee. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Series Supplement.
          Each of the parties hereto has agreed to amend the Series Supplement as hereinafter set forth.
          Section 1. Amendment to the Series Supplement. The Series Supplement is, effective as of the date hereof, hereby amended as follows:
(a)	Section 2.01 is hereby amended to add the following definitions thereto:

“Industry Concentration Amount” means, as of any date of determination, for the combined Industry Types of “Construction”, “Financial Services”, “Mortgage Brokers” and “Real Estate”, the excess, if any, of (x) the aggregate Contract Principal Balance of all Series 2002-A Contracts with respect to which the related industry is one of such Industry Types over (y) five percent (5%) of the aggregate Contract Principal Balance of all Series 2002-A Contracts which are Eligible Contracts at such time;

“Industry Type” means, with respect to each Series 2002-A Contract, the related industry “type”, as indicated on the Servicer’s servicing system with respect to such Series 2002-A Contract.

(b)	The definition of “Overconcentration Amount” in Section 2.01 is hereby amended and restated in its entirety to read as follows:

“Overconcentration Amount” means an amount, at any time, equal to the sum of (i) the aggregate User Concentration Amount for all Users, (ii) the aggregate State Concentration Amount for all States, (iii) the Equipment

Concentration Amount, (iv) the aggregate Broker/Vendor Concentration Amounts for all Brokers and vendors, (v) the Government Concentration Amount, (vi) the Quarterly Payment Concentration Amount, (vii) the Broker Concentration Amount, and (viii) the Industry Concentration Amount.

(c)	The definition of “Purchase Price Percentage” in Section 2.01 is hereby amended and restated in its entirety to read as follows:
“Purchase Price Percentage” means as of any date of determination the lesser of (i) 0.775 and (ii) 1 minus the product of a times b times c, where:
a = the Average Charged-Off Ratio as of such date of determination;
b = the Weighted Average Life, rounded to the second decimal place; and
c = 3.50
(d)	Section 5.01(n) is hereby amended to replace the reference to “3.0%” in the last line thereof with “4.25%”.

(e)	Section 5.01(q) is hereby amended to replace the reference to “3.0%” therein with “2.5%”.

(f)	Except as amended by items (a) through (d) above, all provisions of the Series Supplement shall remain in full force and effect and are reconfirmed and ratified as of the date hereof.
          Section 2. Conditions Precedent. This First Amendment shall not become effective unless the following conditions have been met or waived:
(i)	The Agent shall have received such other instruments, agreements, documents and certificates as it shall reasonably require in connection with this First Amendment; and

(ii)	No event has occurred and is continuing which constitutes a Series Event of Default or Event of Servicer Termination or would constitute a Series Event of Default or Event of Servicer Termination but for the requirement that notice be given or time elapse.
          Section 3. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.
          Section 4. Headings. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any purpose.

          Section 5. Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this First Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this First Amendment.
          Section 6. Representations and Warranties. Each of the Servicer, MLR II and MLR II LLC reaffirms and restates the representations and warranties set forth in the Series Supplement and any agreement, document or instrument related thereto, and certifies that such representations and warranties are true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date, in which case they were true and correct as of such date. In addition, the Servicer, MLR II and MLR II LLC each represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that (a) no Series Event of Default or Event of Servicer Termination (nor any event that but for notice or lapse of time or both would constitute an Series Event of Default or Event of Servicer Termination) shall have occurred and be continuing as of the date hereof nor shall any Series Event of Default or Event of Servicer Termination (nor any event that but for notice or lapse of time or both would constitute a Series Event of Default or Event of Servicer Termination) occur due to this First Amendment becoming effective, (b) the Servicer, MLR II and MLR II LLC each has the corporate or other power and authority to execute and deliver this First Amendment and has taken or caused to be taken all necessary corporate actions to authorize the execution and delivery of this First Amendment, and (c) no consent of any other person (including, without limitation, shareholders, members or creditors of the Servicer, MLR II or MLR II LLC), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this First Amendment other than such that have been obtained.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties have caused this First Amendment to the Amended & Restated Series 2002-A Supplement to be fully executed by their respective officers as of the day and year first above written.

MARLIN LEASING CORPORATION, in its individual capacity and as Servicer
By:	/s/ Daniel P. Dyer
	Name:	Daniel P. Dyer
	Title:	Chief Executive Officer

MARLIN LEASING RECEIVABLES CORP. II, as the Obligors’ Agent
By:	/s/ Daniel P. Dyer
	Name:	Daniel P. Dyer
	Title:	President

MARLIN LEASING RECEIVABLES II LLC, as the Obligor
By:	MARLIN LEASING RECEIVABLES CORP. II, as Managing Member

By:	/s/ Daniel P. Dyer
	Name:	Daniel P. Dyer
	Title:	President

JPMORGAN CHASE BANK, N.A., as Agent
By:	/s/ Trisha Lesch
	Name:	Trisha Lesch
	Title:	Vice President

WELLS FARGO BANK, N.A., as Trustee
By:	/s/ Sue Dignan
	Name:	Sue Dignan
	Title:	Vice President